                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                             IMAGEWARE SYSTEMS, INC.
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|      No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1.       Title of each class of securities to which transaction applies:

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2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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


                             IMAGEWARE SYSTEMS, INC.
                              10883 Thornmint Road
                           San Diego, California 92127

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2001

TO THE SHAREHOLDERS OF IMAGEWARE SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ImageWare Systems, Inc., a California corporation (the "Company"), will be held on Thursday, May 17, 2001 at 11:00 a.m. local time at the Radisson Suite Hotel, 11520 W. Bernardo Court, San Diego, California for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To approve an amendment to the Company's Amended and Restated 1999 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under such plan by 800,000 shares.

3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/  Anne Hoversten
                                        -----------------------------------
                                        Secretary

San Diego, California
April 18, 2001

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ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                             IMAGEWARE SYSTEMS, INC.
                              10883 Thornmint Road
                           San Diego, California 92127

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 17, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of ImageWare Systems, Inc., a California corporation ("ImageWare" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 17, 2001, at 11:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Radisson Suite Hotel at 11520 W. Bernardo Court, San Diego, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 18, 2001, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 23, 2001 the Company had outstanding and entitled to vote 4,190,662 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five
(5) votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 10883 Thornmint Road, San Diego, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission ("SEC") is December 19, 2001. Unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2002 annual meeting of shareholders notifies the Company of such matter prior to March 4, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five (5) nominees for the five (5) Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five (5) nominees named below subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                             PRINCIPAL OCCUPANCY
NAME                  AGE    POSITION HELD WITH THE COMPANY
--------------------- ------ ---------------------------------------------------
S. James Miller, Jr.   47    Chairman of the Board of Directors, Chief Executive
                             Officer and President
John Callan (1)(2)     54    Director
Patrick J. Downs (1)   64    Director
Jack Holleran (1)(2)   74    Director
Yukuo Takenaka(2)      58    Director

-----------------------
(1)    Member of the Compensation Committee
(2)    Member of the Audit Committee

         S. James Miller, Jr. has served as our President, Chief Executive Officer and Chairman of the Board since 1990. From 1980 to 1990, Mr. Miller was an executive with Oak Industries, Inc., a manufacturer of components for the telecommunication industry. While at Oak Industries, Mr. Miller served as a director and as General Counsel, Corporate Secretary and Chairman/President of Oak Industries' Pacific Rim subsidiaries. Mr. Miller has a J.D. from the University of San Diego School of Law and a B.A. from the University of California, San Diego.

         John Callan was elected to the Board in September 2000. Since 1997, Mr. Callan has been an independent business strategy consultant in the imaging and logistics fields. Prior to consulting, he served as Chief Operating Officer for Milestone Systems, a shipping systems software company, from 1995 to 1997, and served as a senior executive at Polaroid Corporation from 1987 to 1995.

         Patrick J. Downs was elected to the Board in August 1994. Since 1997, Mr. Downs has been Chairman of Control Commerce, LLC, an internet e-commerce business. He is also a founding shareholder of NTN Communications, Inc., an interactive television company, and served as its Chairman and Chief Executive Officer from 1983 to 1997. Since 1999, Mr. Downs has also served on the Board of Directors of Tullamore Corp., a video services company.

         Jack Holleran was elected to the Board in May 1996. Since 1974, Mr. Holleran has been a management and investment consultant. Prior to consulting, Mr. Holleran served as the Chief Financial Officer, Executive Vice President and Chief Operating Officer of Southwest Gas Corporation. He served as Executive Vice President and


                                       3.

Chief Operating Officer of National Environmental Corporation, a diversified holding company, as Executive Vice President of the Hawaii Corporation, a diversified holding company, and as President and Chairman of Property Research Financial Corporation, a real estate investment and syndication firm, from 1972 to 1974. Mr. Holleran has also served as a director of Kilroy Industries, a national office building and office park developer, as a director of Walker & Lee, a national full service real estate firm, and as a director of NTN Communications, Inc., a company engaged in the interactive television business.

         Yukuo Takenaka was elected to the Board in April 1997. Mr. Takenaka is a founder and has served as Chairman of The Takenaka Partners Group, a global investment banking and advisory organization with headquarters in Los Angeles. From 1973 to 1989, Mr. Takenaka was a partner of KPMG Peat Marwick where he was the National Director of their Japanese Practice. Mr. Takenaka is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.


                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2000, the Board of Directors held five (5) meetings and acted by unanimous written consent nine (9) times. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with management and the Company's independent auditors to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three (3) directors: Messrs. Takenaka (Chairman), Callan and Holleran. It met once during the fiscal year ended December 31, 2000. All members of the Company's Audit Committee are independent (as independence is defined in Section 121(A) of the AMEX listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as APPENDIX A.

         The Compensation Committee reviews and makes recommendations to the Board concerning the compensation and benefits of the officers, reviews general policy matters relating to compensation and benefits of employees, and administers the issuance of stock options and discretionary stock bonuses to the Company's officers, employees, directors and consultants. The Compensation Committee is composed of three (3) outside directors: Messrs. Callan, Downs and Holleran. Mr. Downs is the Chairman of the Compensation Committee. It met one time during the fiscal year ended December 31, 2000.

         During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.


                                       4.

                                   PROPOSAL 2

    APPROVAL OF A 800,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE AMENDED
                 AND RESTATED 1999 STOCK OPTION PLAN, AS AMENDED

         In December 1999, the Board of Directors of the Company adopted, and the shareholders subsequently approved, the Company's Amended and Restated 1999 Stock Option Plan ("1999 Plan"), which is an amended, restated and retitled version of the Company's 1999 Stock Option Plan.

         In March 2001, the Board amended the 1999 Plan, subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1999 Plan by 800,000 shares from a total of 350,000 shares to a total of 1,150,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

         As of March 30, 2001, options (net of canceled or expired options) covering an aggregate of 436,015 shares of the Company's Common Stock had been granted under the 1999 Plan. Only 713,985 shares of Common Stock (plus any shares that might in the future be returned to the 1999 Plan as a result of cancellations or expiration of options or the reacquisition by the Company of issued shares) remained available for future grant under the 1999 Plan.

         Shareholders are requested in this Proposal 2 to approve the amendment to the 1999 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the 1999 Plan. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the 1999 Plan are outlined below:

GENERAL

         The 1999 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1999 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1999 Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of options.

PURPOSE

         The Board adopted the 1999 Plan to provide a means by which directors, employees of the Company and its affiliates and certain persons rendering services to the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 85 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1999 Plan.

ADMINISTRATION

         The Board administers the 1999 Plan. Subject to the provisions of the 1999 Plan, the Board has the power to construe and interpret the 1999 Plan and to determine the persons to whom and the dates on which options will be granted, the number of shares of Common Stock to be subject to each option, the time or times during the term of


                                       5.

each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

         The Board has the power to delegate administration of the 1999 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1999 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

         The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1999 Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension 1999 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally NARROWER than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

         Incentive stock options may be granted under the 1999 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 1999 Plan.

         No option may be granted under the 1999 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1999 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

         No person may be granted options under the 1999 Plan exercisable for more than 75,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE 1999 PLAN

         Subject to this Proposal, an aggregate of 1,150,000 shares of Common Stock will be reserved for issuance under the 1999 Plan. If options granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again becomes available for issuance under the 1999 Plan. If the Company reacquires unvested stock issued under the 1999 Plan, the reacquired stock will again become available for reissuance under the 1999 Plan.

TERMS OF OPTIONS

         The following is a description of the permissible terms of options under the 1999 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market


                                       6.

value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 30, the closing price of the Company's Common Stock as reported on the American Stock Exchange was $4.75 per share.

         The exercise price of options granted under the 1999 Plan must be paid either in cash at the time the option is exercised or (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or
(iii) in any other form of legal consideration acceptable to the Board.

         REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board does not have the authority to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

         OPTION EXERCISE. Options granted under the 1999 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of twenty percent (20%) per year over the five-year period beginning on the date the option is granted during the optionholder's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the 1999 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 1999 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the optionholder's service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

         TERM. The maximum term of options under the 1999 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1999 Plan generally terminate three months after termination of the optionholder's service unless (i) such termination is due to the optionholder's disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the optionholder dies before the optionholder's service has terminated the option may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 6 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. An optionholder may designate a beneficiary who may exercise the option following the optionholder's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service. The option term generally is not extended in the event that exercise of the option within these periods is prohibited.

RESTRICTIONS ON TRANSFER

         The optionholder may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder may exercise an option. The Board may not grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

         Transactions not involving receipt of consideration by the Company, such as a consolidation, reorganization, recapitalization, stock dividend, or stock split, may change the class and number of shares of Common Stock subject to the 1999 Plan and outstanding options. Subject to any required action by Shareholders of the Company, the 1999 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1999 Plan and the Section 162(m) Limitation, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.


                                       7.

EFFECT OF CERTAIN CORPORATE EVENTS

         The 1999 Plan provides that, in the event of sale or exchange of all or substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation may assume options outstanding under the 1999 Plan. If any surviving corporation declines to assume options outstanding under the 1999 Plan, then, the vesting and the time during which such options may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend, discontinue or terminate the 1999 Plan, subject to shareholder approval. Unless sooner terminated, the 1999 Plan will terminate on December 17, 2009.

         The Board may also amend the 1999 Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires shareholder approval in order for the 1999 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (ii) increase the number of shares reserved for issuance upon exercise of options; or (iii) change any other provision of the 1999 Plan in any other way if such modification requires shareholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1999 Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

         Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         INCENTIVE STOCK OPTIONS. Incentive stock options under the 1999 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder's alternative minimum tax liability, if any.

         If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

         Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.


                                       8.

         To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1999 Plan generally have the following federal income tax consequences:

         There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

         Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the shareholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by shareholders.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1999 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR, EMPLOYEE OR CONSULTANT MAY RESIDE.


                                       9.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers has audited the Company's financial statements since 1991. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of PricewaterhouseCoopers. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements totaled $174,193.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, there were no fees billed by PricewaterhouseCoopers for information technology consulting.

         ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by PricewaterhouseCoopers for professional services other than audit and information technology consulting fees totaled $343,037.

         The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                       10.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions of the Company's executive officers:

                              PRINCIPAL OCCUPANCY
NAME                   AGE    POSITION HELD WITH THE COMPANY
---------------------- ------ --------------------------------------------------
S. James Miller, Jr.    47    Chief Executive Officer, President and Chairman of
                              the Board of Directors

Wayne G. Wetherell      48    Vice President of Finance and Chief Financial
                              Officer

Paul J. Devermann       45    Senior Vice President of Corporate Development

William J. Ibbetson     32    Chief Technical Officer and Vice President of
                              Research and Development

Ian D. Fraser           57    President of the ImageWare ID Group

Lori L. Rodriguez       37    Vice President of Sales and Marketing


         S. James Miller, Jr. has served as our President and Chief Executive Officer and as a Director since 1990. From 1980 to 1990, Mr. Miller was an executive with Oak Industries, Inc., a manufacturer of components for the telecommunications industry. While at Oak Industries, Mr. Miller served as a director and as General Counsel, Corporate Secretary and Chairman/President of Oak Industries' Pacific Rim subsidiaries. Mr. Miller has a J.D. from the University of San Diego School of Law and a B.A. from the University of California, San Diego.

         Wayne G. Wetherell has served as our Vice President of Finance and Chief Financial Officer since 1996. From 1991 to 1996, Mr. Wetherell was the Vice President and Chief Financial Officer of Bilstein Corporation of America, a manufacturer and distributor of automotive parts. Mr. Wetherell holds a B.S. in Management and a M.S. in Finance from San Diego State University.

         Paul J. Devermann has served as Senior Vice President of Corporate Development since March 2001. From 1997 to March 2001, Mr. Devermann served as our Vice President of Sales and Business Development. From 1992 to 1997, Mr. Devermann as the managing director and founding partner of Intra-International Trade and Transactions, an international consulting and trading company which facilitates business transactions between United States and Japanese companies. He holds a B.S. degree in Marketing from Northern Illinois University and an M.B.A. from the University of Puget Sound.

         William J. Ibbetson joined us in 1992 as a field support technician and has served as our chief technical officer since April 1996. Mr. Ibbetson has served as our Vice President of Research and Development since November 2000. Mr. Ibbetson holds a Certification in Computer Electronics Technology from Coleman College.

         Ian D. Fraser has served as President of the ImageWare ID Group since April 2001. From 1999 until joining us, Mr. Fraser served as President and Chief Operating Officer of G&A Imaging Ltd. From 1996 until 1999, Mr. Fraser served as Senior Vice President of Worldwide Sales and Vice President of North American Sales of Jet Form Corporation, a software and services company. Prior to that, Mr. Fraser served as Vice President of Sales (Europe) and General Manager (Canada) for Novell, Inc., a network services and software provider.

         Lori L. Rodriguez has served as our Vice President of Sales and Marketing since March 2001. From 1998 until joining us, Ms. Rodriguez served as Chief Operating Officer of SDCR Business Systems, a point-of-sale systems integrator for the retail and foodservice industries. From 1996 to 1998, Ms. Rodriguez served as the


                                      11.

Executive Director of Sales and Marketing at SDCR Business Systems. Ms. Rodriguez holds a B.S. degree in Marketing and an Executive M.B.A. from San Diego State University.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's capital stock as of March 1, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its Common Stock.

                                          BENEFICIAL OWNERSHIP (1)
                                      ----------------------------------
          BENEFICIAL OWNER            NUMBER OF SHARES  PERCENT OF TOTAL
------------------------------------------------------ -----------------
Atlus Co., Ltd.                             338,576           8.19%
4-8 KAGURAZAKA
SHINJUKU-KU, TOKYO  162-0825
JAPAN

S. James Miller, Jr.                     248,206(2)           6.01%
Wayne G. Wetherell                       128,495(3)           3.11%
Paul J. Devermann                        125,746(4)           3.04%
Patrick J. Downs                          51,203(5)           1.24%
William J. Ibbetson                       29,427(6)            *
John G. Callan                             6,333(7)            *
Yukuo Takenaka                             5,830(8)            *
John L. Holleran                           5,217(9)            *

All executive officers and
directors as a group (8 persons)(10)        600,457          14.53%

------------------------
*      Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,131,985 shares of Common Stock outstanding on March 1, 2001, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each person in this table is c/o ImageWare Systems, Inc., 10833 Thornmint Road, San Diego, CA 92127.

(2) Includes 40,687 shares issuable upon exercise of a warrant and 83,483 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(3) Includes 40,687 shares issuable upon exercise of a warrant and 58,045 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.


                                      12.

(4) Includes 40,687 shares issuable upon exercise of a warrant and 58,045 shares issuable upon exercise of options within 60 days of March 1, 2001.

(5) Includes 3,555 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001 and 10,000 shares of Series B Preferred Stock which is convertible into 1,895 shares of Common Stock.

(6) Includes 22,264 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(7) Includes 3,333 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(8) Includes 5,261 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(9) Includes 662 shares held by Mr. Holleran's wife and 3,555 shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

(10) Includes warrants and options exercisable within 60 days of March 1, 2001 referenced in footnotes 2 - 9.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                      13.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Each non-employee director of the Company receives $2,000 per month for serving on the Board. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $57,333. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board, committee or shareholder meetings in accordance with Company policy.

         Non-employee directors of the Company are also entitled to receive stock option grants under the 1994 Nonqualified Stock Option Plan (the "1994 Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the 1994 Plan. Options granted under the 1994 Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Option grants under the 1994 Plan are non-discretionary. Each member of the Company's Board of Directors who is not an employee of the Company or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the 1994 Plan, without further action by the Company, the Board of Directors or the shareholders of the Company, an option to purchase 10,000 shares of Common Stock of the Company upon joining the Board. The exercise price of options granted under the 1994 Plan is at least 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the 1994 Plan are exercisable in installments. The term of options granted under the 1994 Plan is five years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, an equivalent option will be substituted by the successor corporation, provided, however, that the Company may cancel outstanding option upon consummation of the transaction by giving at least thirty days notice.

         During the last fiscal year, the Company granted options covering 10,000 shares to John Callan, a non-employee director of the Company, at an exercise price per share of $11.00. The fair market value of such Common Stock on the date of grant was $11.38 per share (based on the closing sales price reported on the American Stock Exchange for the date of grant). As of March 1, 2001, no options had been exercised under the 1994 Plan.

         In November 2000, Mr. Callan entered into a consulting agreement with the Company. Pursuant to the agreement, Mr. Callan engaged to assist with the development of a diversification strategy. In 2000, Mr. Callan received $15,000 in consulting fees for such services.


                                      14.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its three other most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation               Long-Term Compensation
                                              ---------------------------          ----------------------
                                                                                           Awards
                                                                                   ----------------------
                                                                       Other             Securities        All Other
    Name and Principal                   Salary      Bonus            Annual            Underlying       Compensation
         Position              Year        ($)         ($)        Compensation($)        Options(#)         ($)(1)
---------------------------- --------- ---------- -------------- ----------------- ------------------- -----------------
Mr. S. James Miller          2000      222,120         --                --                 89,000         5,646
Chairman of the Board,       1999      174,310       32,000              --                 11,000            --
Chief Executive Officer      1998      159,885         --                --                     --            --
and President
---------------------------- --------- ---------- -------------- ----------------- ------------------- -----------------
Mr.  Wayne G. Wetherell      2000      139,351         --                --                 58,000         4,340
Vice President, Finance      1999      117,884       22,000              --                  7,000            --
and Chief Financial Officer  1998      108,606         --                --                  2,844            --
---------------------------- --------- ---------- -------------- ----------------- ------------------- -----------------
Mr. William J. Ibbetson      2000      109,097         --                --                 15,000         2,537
Vice President and Chief     1999       89,667       14,000              --                 40,000            --
Technical Officer            1998       83,544        7,000              --                  3,791            --
---------------------------- --------- ---------- -------------- ----------------- ------------------- -----------------
Mr. Paul J. Devermann        2000      133,162         --                --                 58,000         4,253
Vice President, Sales and    1999      112,593       17,500              --                  7,000            --
Business Development         1998      101,300       10,000              --                  2,844            --
---------------------------- --------- ---------- -------------- ----------------- ------------------- -----------------

---------------------
(1) For the fiscal year ended December 31, 2000, the amounts shown include:
    (i) Company contributions to 401(k) plan: Mr. Miller ($4,494), Mr. Wetherell ($3,788), Mr. Ibbetson ($2,283) and Mr. Devermann ($3,701); and
    (ii) life insurance premiums paid by the Company: Mr. Miller ($1,152), Mr. Wetherell ($552), Mr. Ibbetson ($254) and Mr. Devermann ($552).

                                      15.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1999 Plan (as described in Proposal 2). As of March 30, 2001, options to purchase a total of 436,015 shares were outstanding under the 1999 Plan and options to purchase 713,985 shares remained available for grant thereunder.

         The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to and held at year end by the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                           INDIVIDUAL GRANTS(1)
                     ------------------------------
                        NUMBER        % OF TOTAL
                     OF SECURITIES      OPTIONS      EXERCISE
                      UNDERLYING      GRANTED TO     OR BASE
                        OPTIONS      EMPLOYEES IN     PRICE       EXPIRATION
NAME                  GRANTED (#)   FISCAL YEAR(2)    ($/SH)         DATE
------------------- --------------- --------------- -----------   -------------
Mr. Miller              25,000           7.45%         6.19         4/1/10
                        64,000          19.06%         6.29         4/1/10

Mr. Wetherell           15,000           4.47%         6.19         4/4/10
                        43,000          12.81%         6.29         4/1/10

Mr. Ibbetson            15,000           4.47%         6.19         4/4/10


Mr. Devermann           15,000           4.47%         6.19         4/4/10
                        43,000          12.81%         6.29         4/1/10

------------------------
(1) These options were granted pursuant to the Company's 1999 Plan. All options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's life only by the optionee. The options become exercisable at the rate of 33% of the total grant every 12 months. The options become fully vested at three years from the date of grant.

(2) Options to purchase an aggregate of 335,696 shares of the Company's Common Stock were granted under the 1999 Plan in fiscal 2000.


                                      16.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         None of the Named Executive Officers exercised options during the fiscal year ended December 31, 2000. The following table provides certain information concerning the unexercised options held as of December 31, 2000 by each of the Named Executive Officers:

                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                  UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                       AT DECEMBER 31, 2000          AT DECEMBER 31, 2000(1)
NAME               (EXERCISABLE/UNEXERCISABLE)     (EXERCISABLE/UNEXERCISABLE)
---------------- --------------------------------  -----------------------------
Mr. Miller                53,863/74,573               ($60,499)/(($124,882)
Mr. Wetherell             37,901/48,900                 ($6,362)/($80,922)
Mr. Ibbetson              15,987/42,804                ($44,729)/($108,870)
Mr. Devermann             37,901/48,900                ($41,202)/($22,053)

-----------------------
(1) Based on the difference between $4.75 (the fair market value of the Company's Common Stock on December 31, 2000) and the exercise price, multiplied by the number of underlying shares.


                                      17.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         In September 2000, we entered into an amended employment agreement with Mr. Miller pursuant to which Mr. Miller will serve as our President and Chief Executive Officer. This agreement is for a three-year term ending September 21, 2003, which period is renewed annually on September 21 of each year for a three-year term unless we give Mr. Miller prior notice of termination. This agreement provides for annual base compensation in the amount of $234,000, which amount will be increased based on cost-of-living increases. Under this agreement, we will reimburse Mr. Miller for reasonable expenses incurred in connection with our business.

         On March 1, 1999, we entered into an amended employment agreement with Mr. Wetherell pursuant to which Mr. Wetherell will serve as our Chief Financial Officer. This agreement is for a term ending April 30, 2002. This agreement provides for annual base salary in the amount of $112,144, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Mr. Wetherell's annual salary is $140,000. Under this agreement, we will reimburse Mr. Wetherell for reasonable expenses incurred in connection with our business.

         On March 1, 1999, we entered into an amended employment agreement with Mr. Devermann pursuant to which Mr. Devermann will serve as our Vice President of Sales and Business Development. This agreement is for a term ending February 28, 2002. This agreement provides for annual base salary in the amount of $103,731, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Currently, Mr. Devermann's annual salary is $135,000. Under this agreement, we will reimburse Mr. Devermann for reasonable expenses incurred in connection with our business.

         On November 15, 2000, we entered into an employment agreement with Mr. Ibbetson pursuant to which Mr. Ibbetson will serve as our Vice President of Research and Development and Chief Technical Officer. This agreement is for a term ending November 15, 2003. This agreement provides for an annual base salary of $125,000, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Under this agreement, we will reimburse Mr. Ibbetson for reasonable expenses in connection with our business.

         On March 30, 2001, we entered into an employment agreement with Ian Fraser pursuant to which Mr. Fraser will serve as President of the ImageWare ID Group. This agreement is for a term ending March 30, 2004. The agreement provides for annual base compensation of $C200,000 per year, which amount will be increased based on cost-of-living increases and may also be increased based on performance reviews. Under this agreement, we will reimburse Mr. Fraser for reasonable expenses in connection with our business. Mr. Fraser is compensated and reimbursed in Canadian dollars.

         On April 15, 2001, we entered into an employment agreement with Lori Rodriguez pursuant to which Ms. Rodriguez will serve as our Vice President of Sales and Marketing. The agreement is for a term ending April 15, 2004. This agreement provides for an annual base salary of $130,000, which amount be will be increased based on cost-of-living increases and may also be increased based on performance reviews. Under this agreement, we will reimburse Ms. Rodriguez for reasonable expenses in connection with our business.

         Our agreements with Messrs. Wetherell, Devermann, Ibbetson, and Fraser, and our agreement with Ms. Rodriguez, provide for a payment equal to the full amount of their respective base salaries for a period of one year in the event their employment with the Company is involuntarily terminated other than for cause. Our agreement with Mr. Miller provides for a payment equal to compensation for the remainder of the term of his agreement (up to 36 months of salary) in the event his employment with the Company is involuntarily terminated other than for cause. In the event there is a "change of control" of the Company or the Board of Directors materially reduces the scope and/or authority of such individual's duties, such individual is entitled to receive an amount equal to the full amount of his respective base salary for a period of one year upon providing the Company with 30 days advance notice of his intent to terminate his employment.

                                      18.

         "Change of control" is defined in the agreements as the occurrence of any of the following events: (i) the acquisition by a person of 50% or more of the voting power of the Company, (ii) a merger or consolidation of the Company with any other corporation (other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the total voting power), (iii) the election to the Board of Directors of a majority of directors not nominated by the Company's management, or (iv) the approval by the Company's shareholders of a plan of complete liquidation or sale of substantially all of the Company's assets.


                                      19.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

         The Audit Committee of ImageWare's Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors (Appendix A). The members of the Audit Committee are Yukuo Takenaka (Chairman), John Callan and Jack Holleran. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statement in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                Yukuo Takenaka, Chairman
                                                John Callan
                                                Jack Holleran


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION(1)

REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

         The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.


--------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                                      20.

         The Committee is composed of three non-employee directors. It is the Committee's objective that executive compensation be tied directly to the achievement of the Company's performance objectives. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

         The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization, with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

         For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

ANNUAL CASH COMPENSATION

         The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and the Company's performance. For this reason, the Company's executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

         Base salaries and annual bonuses for executive officers are established considering a number of factors, including the Company's profitability; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company's formal annual review process. Generally, base salaries for executive officers are maintained at approximately the 50th percentile of salaries paid by similar size software companies.

BENEFITS

         The Company provides benefits to the named executive officers that are generally available to all Company employees. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for fiscal year 2000 for any executive officer.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         Compensation for the Chief Executive Officer is determined by considering the factors discussed above in connection with the Compensation Committee's determination of compensation for the Company's other executive officers. Mr. Miller's base compensation for fiscal 2000, as set forth in his employment agreement, was $222,120.

         In awarding stock options, the Committee considers the Chief Executive Officer's performance, overall contributions to the Company, retention, the number of unvested options, and the total number of options to be granted. During 2000 Mr. Miller was granted options to purchase an aggregate of 89,000 shares of the Company's Common Stock.

LIMITATION ON DEDUCTION OF COMPENSATION PAID TO CERTAIN EXECUTIVE OFFICERS

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.


                                      21.

         The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation."

                                             Patrick J. Downs, Chairman
                                             John Callan
                                             Jack Holleran

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 10, 1999, the Company issued Naoya Harano, the Chairman of Atlus Co., Ltd., a warrant to purchase 125,000 shares of its common stock in connection with a loan. The loan was for $1,250,000 and was repaid following the Company's initial public offering.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under California law and the Company's Bylaws.


                                      22.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/  Anne Hoversten
                                       -------------------------------------
                                       Secretary

San Diego, California
April 18, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SEC IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, IMAGEWARE SYSTEMS, INC., 10883 THORNMINT ROAD, SAN DIEGO, CALIFORNIA 92127.


                                      23.

                                   APPENDIX A

                             IMAGEWARE SYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

         The Audit Committee ("Committee") is a committee of the Board of Directors (the "Board") of ImageWare Systems, Inc. (the "Company"). Its primary function is to assist the Board in fulfilling the Board's oversight responsibilities by reviewing (1) financial information that will be provided to the shareholders and others, (2) systems of internal controls established by management and the Board and (3) the audit process.

         As long as the Company has securities listed on the American Stock Exchange and is a small business filer reporting under Regulation S-B promulgated by the Securities and Exchange Commission ("SEC"), the Committee will be made up of at least two members, a majority of which will be independent directors as defined by the rules of the American Stock Exchange. Committee members shall be appointed by, and shall serve at the pleasure of, the Board.

         The Committee is expected to fulfill the following responsibilities:

GENERAL

1. Provide an open avenue of communication between the outside auditor and the Board.

2. Consider and review, with the outside auditor, the adequacy of the Company's internal controls including computerized information system controls and security.

3. Inquire of management and the outside auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

4. Prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

OVERSIGHT OF THE OUTSIDE AUDITOR

5. Make recommendations to the Board with regard to the nomination, review, compensation and discharge of the outside auditors. The outside auditor will be ultimately accountable to the Committee and the Board.

6. Make recommendations to the Board with regard to appropriate action to be taken to oversee the independent of the outside auditor.

7. Ensure its receipt from the outside auditor of a formal written statement delineating all relationships between the outside auditor and the Company and actively discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the outside auditor.

ANNUAL AUDIT AND INTERIM STATEMENTS

8. Consider, in consultation with the outside auditor, the audit scope and plan of the outside auditor.

9. Consider, with management and the outside auditor, the rationale for employing audit firms other than the principal outside auditor.

10. Review, with the outside auditor, the coordination of the audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

11. Review, with management and the outside auditor, at the completion of the annual audit:

         (a) The Company's annual financial statements and related footnotes.

         (b) The outside auditor's audit of the financial statements and report thereon.

         (c) Any significant changes required in the outside auditor's audit plan.

         (d) Any serious difficulties or disputes with management encountered during the course of the audit.

         (e) Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

12. Review with management and the outside auditor interim financial statements before they are filed with the SEC or other regulators.

         The Committee shall have the power to conduct or authorize investigations into any mattes within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

         The Committee shall meet at least four (4) times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information, as necessary. The Committee will review and reassess the adequacy of this charter annually.

         The Committee will perform such other functions as assigned by law, the Company's certificate of incorporation or bylaws, or the Board. The duties and responsibilities of a Committee member are in addition to those duties set out for a member of the Board.

Dated:  March 9, 2000
                                                    /s/ Jim Miller
                                                    ---------------------------
                                                     Jim Miller, President

                                    APPENDIX B

                             IMAGEWARE SYSTEMS, INC.

                   AMENDED AND RESTATED 1999 STOCK OPTION PLAN


         1. PURPOSE. This Stock Option Plan (the "Plan") is intended to serve as an incentive to, and to encourage stock ownership by, certain eligible participants rendering services to ImageWare Systems, Inc., a California corporation (the "Corporation"), and certain affiliates as set forth below, so that they may acquire or increase their proprietary interest in the Corporation and to encourage them to remain in the service of the Corporation.

         2.       ADMINISTRATION.

                  2.1 COMMITTEE. The Plan shall be administered by the Board of Directors of the Corporation (the "Board of Directors") or a committee of two or more members appointed by the Board of Directors (the "Committee") who are Non-Employee Directors as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 and an outside director as defined in Treasury Regulation Section 1.162-27(e)(3). The Committee shall select one of its members as Chairman and shall appoint a Secretary, who need not be a member of the Committee. The Committee shall hold meetings at such times and places as it may determine and minutes of such meetings shall be recorded. Acts by a majority of the Committee in a meeting at which a quorum is present and acts approved in writing by a majority of the members of the Committee shall be valid acts of the Committee.

                  2.2 TERM. If the Board of Directors selects a Committee, the members of the Committee shall serve on the Committee for the period of time determined by the Board of Directors and shall be subject to removal by the Board of Directors at any time. The Board of Directors may terminate the function of the Committee at any time and resume all powers and authority previously delegated to the Committee.

                  2.3 AUTHORITY. The Committee shall have sole discretion and authority to grant options under the Plan to eligible participants rendering services to the Corporation or any "parent" or "subsidiary" of the Corporation ("Parent or Subsidiary"), as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), at such times, under such terms and in such amounts as it may decide. For purposes of this Plan and any Stock Option Agreement (as defined below), the term "Corporation" shall include any Parent or Subsidiary, if applicable. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to the Plan, to determine the details and provisions of any Stock Option Agreement, to accelerate any options granted under the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

                  2.4 TYPE OF OPTION. The Committee shall have full authority and discretion to determine, and shall specify, whether the eligible individual will be granted options intended to qualify as incentive options under Section 422 of the Code ("Incentive Options") or options which are not intended to qualify under Section 422 of the Code ("Non-Qualified Options"); provided, however, that Incentive Options shall only be granted to employees of the Corporation, or a Parent or Subsidiary thereof, and shall be subject to the special limitations set forth herein attributable to Incentive Options.

                  2.5 INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under the Plan shall be final and binding on all parties having an interest in this Plan or any option granted hereunder. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

         3.       ELIGIBILITY.

                  3.1 GENERAL. All directors, officers, employees of and certain persons rendering services to the Corporation, or any Parent or Subsidiary, relative to the Corporation's, or any Parent's or Subsidiaries', management, operation or development shall be eligible to receive options under the Plan. The selection of recipients of options shall be within the sole and absolute discretion of the Committee. No person shall be granted an option under this Plan unless such person has executed the grant representation letter set forth on Exhibit "A", as such Exhibit may be amended by the Committee from time to time and no person shall be granted an Incentive Option under this Plan unless such person is an employee of the Corporation, or a Parent or Subsidiary, on the date of grant. No employee shall be granted more than 75,000 options in any one year period.

                  3.2      TERMINATION OF ELIGIBILITY.

                           3.2.1    If an optionee ceases to be employed by the
Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation or no longer performs services for the Corporation, or its Parent or Subsidiary for any reason (other than for "cause," as hereinafter defined, or such optionee's death), any option granted hereunder to such optionee shall expire three months after the date the occurrence giving rise to such termination of eligibility (or 1 year in the event an optionee is "disabled," as defined in Section 22(e)(3) of the Code) or upon the date it expires by its terms, whichever is earlier. Any option that has not vested in the optionee as of the date of such termination shall immediately expire and shall be null and void. The Committee shall, in its sole and absolute discretion, decide, utilizing the provisions set forth in Treasury Regulations
Section 1.4271-7(h), whether an authorized leave of absence or absence for military or governmental service, or absence for any other reason, shall constitute termination of eligibility for purposes of this Section.

                           3.2.2    If an optionee ceases to be employed by the
Corporation, or its Parent or Subsidiary, is no longer an officer or member of the Board of Directors of the Corporation, or no longer performs services for the Corporation, or its Parent or Subsidiary and such termination is as a result of "cause," as hereinafter defined, then all options granted hereunder to such optionee shall expire on the date of the occurrence giving rise to such termination of eligibility or upon the date it expires by its terms, whichever is earlier, and such optionee shall have no rights with respect to any unexercised options. For purposes of this Plan, "cause" shall mean an optionee's personal dishonesty, misconduct, breach of fiduciary duty, incompetence, intentional failure to perform stated obligations, willful violation of any law, rule, regulation or final cease and desist order, or any material breach of any provision of this Plan, any Stock Option Agreement or any employment agreement.

                  3.3 DEATH OF OPTIONEE AND TRANSFER OF OPTION. In the event an optionee shall die, an option may be exercised (subject to the condition that no option shall be exercisable after its expiration and only to the extent that the optionee's right to exercise such option had accrued at the time of the optionee's death) at any time within six months after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance. Any option that has not vested in the optionee as of the date of death or termination of employment, whichever is earlier, shall immediately expire and shall be null and void. No option shall be transferable by the optionee other than by will or the laws of intestate succession.

                  3.4 LIMITATION ON INCENTIVE OPTIONS. No person shall be granted any Incentive Option to the extent that the aggregate fair market value of the Stock (as defined below) to which such options are exercisable for the first time by the optionee during any calendar year (under all plans of the Corporation as determined under Section 422(d) of the Code) exceeds $100,000.

         4. IDENTIFICATION OF STOCK. The Stock, as defined herein, subject to the options shall be shares of the Corporation's authorized but unissued or acquired or reacquired common stock (the "Stock"). The aggregate number of shares subject to outstanding options shall not exceed 350,000 shares of Stock (subject to adjustment as provided in Section 6). If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan. Notwithstanding the above, at no time shall the total number of shares of Stock issuable upon exercise of all outstanding options and the total number of shares of Stock provided for under any stock bonus or similar plan of the Corporation exceed 30% as calculated in accordance with the conditions and exclusions of ss.260.140.45 of Title 10, California Code of Regulations, based on the shares of the issuer which are outstanding at the time the calculation is made.

         5. TERMS AND CONDITIONS OF OPTIONS. Any option granted pursuant to the Plan shall be evidenced by an agreement ("Stock Option Agreement") in such form as the Committee shall from time to time determine, which agreement shall comply with and be subject to the following terms and conditions:

                  5.1 NUMBER OF SHARES. Each option shall state the number of shares of Stock to which it pertains.

                  5.2 OPTION EXERCISE PRICE. Each option shall state the option exercise price, which shall be determined by the Committee; provided, however, that (i) the exercise price of any Incentive Option shall not be less than the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, (ii) the exercise price of any option granted to any person who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall not be less than 110% of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option, and (iii) the exercise price of any Non-Qualified Option shall not be less than 85 % of the fair market value of the Stock, as determined by the Committee, on the date of grant of such option.

                  5.3 TERM OF OPTION. The term of an option granted hereunder shall be determined by the Committee at the time of grant, but shall not exceed ten years from the date of the grant. The term of any Incentive Option granted to an employee who owns more than 10% of the total combined voting power of all classes of the Corporation's stock, as determined for purposes of Section 422 of the Code, shall in no event exceed five years from the date of grant. All options shall be subject to early termination as set forth in this Plan. In no event shall any option be exercisable after the expiration of its term.

                  5.4 METHOD OF EXERCISE. An option shall be exercised by written notice to the Corporation by the optionee (or successor in the event of death) and execution by the optionee of an exercise representation letter in the form set forth on Exhibit "B," as such Exhibit may be amended by the Committee from time to time. Such written notice shall state the number of shares with respect to which the option is being exercised and designate a time, during normal business hours of the Corporation, for the delivery thereof ("Exercise Date"), which time shall be at least 30 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Corporation shall deliver to the optionee at the principal office of the Corporation, or such other appropriate place as may be determined by the Committee, a certificate or certificates for such shares. Notwithstanding the foregoing, the Corporation may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option.

                  5.5 MEDIUM AND TIME OF PAYMENT. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

                           5.5.1    Full payment in cash or certified bank or
cashier's check;

                           5.5.2    A Promissory Note (as defined below);

                           5.5.3    Full payment in shares of Stock or other
securities of the Corporation having a fair market value on the Exercise Date in the amount equal to the option exercise price;

                           5.5.4    Through a special sale and remittance
procedure pursuant to which the optionee shall concurrently provide irrevocable written instruction to (a) a Corporation designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                           5.5.5    A combination of the consideration set forth
in Sections 5.5.1, 5.5.2 and 5.5.3 equal to the option exercise price; or

                           5.5.6    Any other method of payment complying with
the provisions of Section 422 of the Code with respect to Incentive Options, provided that the terms of payment are established by the Committee at the time of grant and any other method of payment established by the Committee with respect to Non-Qualified Options.

                  5.6 FAIR MARKET VALUE. The fair market value of a share of Stock or other security of the Corporation on any relevant date shall be determined in accordance with the following provisions:

                           5.6.1    If the Stock or other security of the
Corporation at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

                           5.6.2    If the Stock or other security of the
Corporation is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Stock or other security of the Corporation on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Stock or other security of the Corporation on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

                           5.6.3    If the Stock or other security of the
Corporation is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Stock or other security of the Corporation on the date in question on the stock exchange determined by the Committee to be the primary market for the Stock or other security of the Corporation, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Stock or other security of the Corporation on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  5.7 PROMISSORY NOTE. Subject to the requirements of applicable state or Federal law or margin requirements, payment of all or part of the purchase price of the Stock may be made by delivery of a full recourse promissory note ("Promissory Note"). The Promissory Note shall be executed by the optionee, made payable to the Corporation and bear interest at such rate as the Committee shall determine, but in no case less than the minimum rate which will not cause under the Code (i) interest to be imputed, (ii) original issue discount to exist, or (iii) any other similar results to occur. Unless otherwise determined by the Committee, interest on the Note shall be payable in quarterly installments on March 31, June 30, September 30 and December 31 of each year. A Promissory Note shall contain such other terms and conditions as may be determined by the Committee; provided, however, that the full principal amount of the Promissory Note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Corporation may obtain from the optionee a security interest in all shares of Stock issued to the optionee under the Plan for the purpose of securing payment under the Promissory Note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest.

                  5.8 RIGHTS AS A SHAREHOLDER. An optionee or successor shall have no rights as a shareholder with respect to any Stock underlying any option until the date of the issuance to such optionee of a certificate for such Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 6.

                  5.9 MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not exercised) and authorize the granting of new options in substitution therefor.

                  5.10 VESTING AND RESTRICTIONS. The Committee shall have complete authority and discretion to set the terms, conditions, restrictions, vesting schedules and other provisions of any option in the applicable Stock Option Agreement and shall have complete authority to require conditions and restrictions on any Stock issued pursuant to this Plan; provided, however, that, except with respect to options granted to officers or directors of the Corporation, options granted pursuant to this Plan shall be exercisable or "vest" at the rate of at least 20% per year over the 5-year period beginning on the date the option is granted. Options granted to officers and directors shall become exercisable or "vest," subject to reasonable conditions, at any time during any period established by the Corporation.

                  5.11 OTHER PROVISIONS. The Stock Option Agreements shall contain such other provisions, including without limitation, restrictions or conditions upon the exercise of options, as the Committee shall deem advisable.

         6.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  6.1 SUBDIVISION OR CONSOLIDATION. Subject to any required action by shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the exercise price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Corporation resulting from a subdivision or consolidation of shares, including, but not limited to, a stock split, reverse stock split, recapitalization, continuation or reclassification or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Any fraction of a share subject to option that would otherwise result from an adjustment pursuant to this Section shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

                  6.2 CAPITAL TRANSACTIONS. Upon a sale or exchange of all or substantially all of the assets of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a merger, reorganization or consolidation in which the Corporation is the surviving corporation and shareholders of the Corporation exchange their stock for securities or property, a liquidation of the Corporation or similar transaction as determined by the Committee ("Capital Transaction"), this Plan and each option issued under this Plan, whether vested or unvested, shall terminate, unless such options are assumed by a successor corporation in a merger or consolidation, immediately prior to such Capital Transaction; provided, however, that unless the outstanding options are assumed by a successor corporation in a merger or consolidation, subject to terms approved by the Committee or the options are repurchased pursuant to Section 8, all optionees will have the right, during the 30 days prior to such Capital Transaction, to exercise all vested options. The Corporation shall, subject to any nondisclosure provisions, attempt to provide optionees at least 15 days notice of the option termination date. The Committee may (but shall not be obligated to) (i) accelerate the vesting of any option or (ii) apply the foregoing provisions, including but not limited to termination of this Plan and any options granted pursuant to the Plan, in the event there is a sale of 50% or more of the stock of the Corporation in any one year period or a transaction similar to a Capital Transaction.

                  6.3 ADJUSTMENTS. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                  6.4 ABILITY TO ADJUST. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  6.5 NOTICE OF ADJUSTMENT. Whenever the Corporation shall take any action resulting in any adjustment provided for in this Section, the Corporation shall forthwith deliver notice of such action to each optionee, which notice shall set forth the number of shares subject to the option and the exercise price thereof resulting from such adjustment.

                  6.6 LIMITATION ON ADJUSTMENTS. Any adjustment, assumption or substitution of an Incentive Option shall comply with Section 425 of the Code, if applicable.

         7. NONASSIGNABILITY. Options granted under this Plan may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of an optionee only by such optionee. Any transfer in violation of this Section shall void such option and any Stock Option Agreement entered into by the optionee and the Corporation regarding such transferred option shall be void and have no further force or effect. No option shall be pledged or hypothecated in any way, nor shall any option be subject to execution, attachment or similar process.

         8.       REPURCHASE OPTION.

                  8.1 The Corporation shall have the right to purchase all Stock held by an optionee or any unexercised option held by an optionee which has been obtained pursuant to the

Plan, together with any rights, securities or additional stock that has been received pursuant to a stock dividend, stock split, reorganization or other similar transaction that has been received as a result of an employee option or Stock acquired pursuant thereto in the event (i) an optionee terminates his or her services with the Corporation, or any Parent or Subsidiary thereof, or (ii) the Corporation so elects, in the event of a Capital Transaction. The price paid for any unexercised option or Stock shall be the fair market value of such option or Stock as determined herein. The fair market value assigned to any option shall be the fair market value of the Stock as to which it is exercisable reduced by the exercise price. The parties shall first negotiate in good faith to reach an agreement as to the value of the option or Stock. Absent an agreement within 30 days, the parties shall select one appraiser to determine the value of the Stock. In the event the parties cannot agree as to an appraiser, then each party shall appoint one appraiser and the two appraisers shall jointly determine a third appraiser. In the event the two appraisers cannot determine a third appraiser, such third appraiser shall be appointed by a Judge of the Superior Court of the County of San Diego, California. Such appraisers shall make their determination of the fair market value of the Stock, and the average of the two appraisers whose valuations are closest to each other shall control. Any appraiser selected by any party shall be an appraiser experienced in the area of valuing similar stock. The Corporation and the optionee, or successor, shall each pay for one-half of the cost of any such appraisal. If the Corporation desires to purchase the Stock or options held by an employee as set forth in this Section, then the Corporation shall provide written notice to such optionee at such optionee's last known address within 120 days after the termination of such optionee's employment, or at least 30 days prior to a Capital Transaction.

                  8.2 The Committee may assign the Corporation's repurchase option under this Section to any person selected by the Committee including one or more of the shareholders of the Corporation.

                  8.3 The repurchase option set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation's Stock registered under the Securities Act of 1933, as amended (the "Act").

         9.       RIGHT OF FIRST REFUSAL.

                  9.1 Stock issued pursuant to this Plan together with any rights, securities or additional stock that have been received pursuant to a stock dividend, stock split, reorganization or other transaction that has been received as a result of an employee option or stock acquired pursuant thereto shall be subject to a right of first refusal by the Corporation in the event the holder of such shares proposes to sell, pledge or otherwise transfer said shares or any interest in said shares to any person or entity. Any holder of shares of Stock (or other securities) acquired under the Plan desiring to transfer such Stock (or other securities) or any interest therein shall give written notice to the Corporation describing the proposed transfer, including the price of shares proposed to be transferred, the proposed transfer price and terms, and the name and address of the proposed transferee. Unless otherwise agreed by the Corporation and the holder of such shares, repurchases by the Corporation under this Section shall be at the proposed price and terms specified in the notice to the Corporation. The Corporation's rights under this Section shall be freely assignable.

                  9.2 If the Corporation fails to exercise its right of first refusal within 30 days from the date upon which the Corporation received the shareholder's written notice, the shareholder may, within the next 90 days, conclude a transfer of the exact number of shares covered by said notice on terms not more favorable to the transferee than those described in the notice. Any subsequent proposed transfer by such transferee shall again be subject to the Corporation's right of first refusal. If the Corporation exercises its right of first refusal, the shareholder shall endorse and deliver to the Corporation the stock certificates representing the shares being repurchased, and the Corporation shall promptly pay the shareholder the total repurchase price as set forth in the terms of the agreement. The holders of shares being repurchased pursuant to this Section shall cease to have any rights with respect to such shares immediately upon repurchase.

                  9.3 No written notice of a proposed transfer shall be required under this Section and no right of first refusal shall exist with respect to transfers by will or the laws of intestate succession.

                  9.4 The right of first refusal set forth in this Section shall terminate upon the consummation of an underwritten public offering of the Corporation's Stock registered under the Securities Act of 1933, as amended (the "Act").

                  9.5 Any attempted transfer of any Stock or securities subject to this right of first refusal which is not made in compliance with this Section shall be null and void.

                  9.6 The Committee may assign the Corporation's repurchase option under this Section to any person selected by the Committee including one or more or the shareholders of the Corporation.

         10. NO RIGHT OF EMPLOYMENT. Neither the grant nor exercise of any option nor anything in this Plan shall impose upon the Corporation or any other corporation any obligation to employ or continue to employ any optionee. The right of the Corporation and any other corporation to terminate any employee shall not be diminished or affected because an option has been granted to such employee.

         11. TERM OF PLAN. This Plan is effective on December 17, 1999 and options may be granted pursuant to the Plan from time to time within a period of ten (10) years from such date, or the date of any required shareholder approval required under the Plan, if earlier. Termination of the Plan shall not affect any option theretofore granted.

         12. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may, subject to any required shareholder approval, suspend, discontinue or terminate the Plan, or revise or amend it in any respect whatsoever with respect to any shares of Stock at that time not subject to options.

         13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Stock pursuant to options may be used for general corporate purposes.

         14. RESERVATION OF SHARES. The Corporation, during the term of this Plan, shall at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

         15. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall not impose any obligation upon the optionee to exercise such option.

         16. APPROVAL OF BOARD OF DIRECTORS AND SHAREHOLDERS. The Plan shall not take effect until approved by the Board of Directors of the Corporation. This Plan shall be approved by a vote of the shareholders within 12 months from the date of approval by the Board of Directors. In the event such shareholder vote is not obtained, all options granted hereunder, whether vested or unvested, shall be null and void. Further, any stock acquired pursuant to the exercise of any options under this Agreement may not count for purposes of determining whether shareholder approval has been obtained.

         17. WITHHOLDING TAXES. Notwithstanding anything else to the contrary in this Plan or any Stock Option Agreement, the exercise of any option shall be conditioned upon payment by such optionee in cash, or other provisions satisfactory to the Committee, of all local, state, federal or other withholding taxes applicable, in the Committee's judgment, to the exercise or to later disposition of shares acquired upon exercise of an option (including any repurchase of an option or the Stock).

         18. PARACHUTE PAYMENTS. Any outstanding option under the Plan may not be accelerated to the extent any such acceleration of such option would, when added to the present value of other payments in the nature of compensation which becomes due and payable to the optionee would result in the payment to such optionee of an excess parachute payment under Section 280G of the Code. The existence of any such excess parachute payment shall be determined in the sole and absolute discretion of the Committee.

         19. SECURITIES LAWS COMPLIANCE. Notwithstanding anything contained herein, the Corporation shall not be obligated to grant any option under this Plan or to sell, issue or effect any transfer of any Stock unless such grant, sale, issuance or transfer is at such time effectively (i) registered or exempt from registration under Securities Act of 1933, as amended (the "Act") and (ii) qualified or exempt from qualification under the California Corporate Securities Law of 1968 and any other applicable state securities laws. As a condition to exercise of any option, each optionee shall make such representations as may be deemed appropriate by counsel to the Corporation for the Corporation to use any available exemption from registration under the Act or any applicable state securities law.

         20. RESTRICTIVE LEGENDS. The certificates representing the Stock issued upon exercise of options granted pursuant to this Plan will bear legends required by applicable securities laws as determined by the Committee.

         21. NOTICES. Any notice to be given under the terms of the Plan shall be addressed to the Corporation in care of its Secretary at its principal office, and any notice to be given to an optionee shall be addressed to such optionee at the address maintained by the Corporation for such person or at such other address as the optionee may specify in writing to the Corporation.

         22. INFORMATION TO PARTICIPANTS. The Corporation shall make available to all holders of options the information required pursuant to Section
260.140.46 of the California Code of Regulations.

         As adopted by the Board of Directors effective December 17, 1999.

                                          IMAGEWARE SYSTEMS, INC., a California
                                          corporation



                                          By: /s/ S. James Miller
                                              ----------------------------------
                                          Its:  Chairman and CEO
                                                --------------------------------

                                    EXHIBIT A



                            ___________________, 1999



ImageWare Systems, Inc.



Re:  1999 STOCK OPTION PLAN


To Whom It May Concern:

         This letter is delivered to ImageWare Systems, Inc., a California corporation (the "Corporation"), in connection with the grant to __________ (the "Optionee") of an option (the "Option") to purchase _____ shares of common stock of the Corporation (the "Stock") pursuant to the ImageWare Systems, Inc. Amended and Restated 1999 Stock Option Plan dated November 18, 1999 (the "Plan"). The Optionee understands that the Corporation's receipt of this letter executed by the Optionee is a condition to the Corporation's willingness to grant the Option to the Optionee.

         In addition, the Optionee makes the following representations and warranties with the understanding that the Corporation will rely upon them.

         1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

         2. The Optionee understands and acknowledges that the Option and the Stock are subject to the terms and conditions of the Plan.

         3. The Optionee understands and agrees that, at the time of exercise of any part of the Option for Stock, the Optionee may be required to provide the Corporation with additional representations, warranties and/or covenants similar to those contained in this letter.

         4.       The Optionee is a resident of the State of __________.

         5. The Optionee will notify the Corporation immediately of any change in the above information which occurs before the Option is exercised in full by the Optionee.


                                      A-1.

         The foregoing representations and warranties are given on ______________, 1999 at ________________.


                                           OPTIONEE:

                                           -------------------------------------

                                           -------------------------------------


                                      A-2.

                                    EXHIBIT B



                            ___________________, 1999



ImageWare Systems, Inc.



Re:  1999 STOCK OPTION PLAN


To Whom It May Concern:

         I (the "Optionee") hereby exercise my right to purchase _____ shares of common stock (the "Stock") of ImageWare Systems, Inc., a California corporation (the "Corporation"), pursuant to, and in accordance with, the ImageWare Systems, Inc. Amended and Restated 1999 Stock Option Plan dated November __, 1999 (the "Plan") and Stock Option Agreement (the "Agreement") dated November __, 1999. As provided in such Plan, I deliver herewith payment as set forth in the Plan in the amount of the aggregate option exercise price. Please deliver to me at my address as set forth above stock certificates representing the subject shares registered in my name (and (spouse), as (style of vesting)).

         The Optionee hereby represents and agrees as follows:

         1. The Optionee acknowledges receipt of a copy of the Plan and Agreement. The Optionee has carefully reviewed the Plan and Agreement.

         2.       The Optionee is a resident of the State of __________.

         3. The foregoing representations and warranties are given on __________________ at ______________________.


                                                     OPTIONEE:


                                                     ___________________________
                                                     _______________, President


                                      B-1.

                            IMAGEWARE SYSTEMS, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MAY 17, 2001

     The undersigned hereby appoints S. James Miller, Jr. and Wayne G. Wetherell, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ImageWare Systems, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's offices located at 10883 Thornmint Road, San Diego, California 92127, at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED
FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

------------------------ FOLD AND DETACH HERE ------------------------

                            IMAGEWARE SYSTEMS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect directors, whether by cumulative voting or otherwise, to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

/ / FOR all nominees listed below (except as marked to the contrary below).

/ / WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES:     S. James Miller, Jr., John Callan, Patrick J. Downs,
              Jack Holleran and Yukuo Takenaka.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE SUCH NOMINEE'S NAME BELOW:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

2.  To approve an amendment to the Company's Amended and Restated
    1999 Stock Option Plan to increase the aggregate number of shares of Common Stock by 800,000 shares.

                    / / For     / / Against     / / Abstain


3. To ratify selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

                    / / For     / / Against     / / Abstain

Dated ___________,2001

__________________________________________________
                 Signature(s)


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                           ^ FOLD AND DETACH HERE ^

CONTROL NUMBER

                    PLEASE VOTE, DATE AND PROMPTLY RETURN
                  THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
           WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.